UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Revocation Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ASPEN INSURANCE HOLDINGS LIMITED

(Name of Registrant as Specified in its Charter)

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ASPEN COMMENTS ON WITHDRAWAL OF ENDURANCE UNSOLICITED OFFER AND SHAREHOLDER PROPOSALS

Hamilton, Bermuda – July 30, 2014 – Aspen Insurance Holdings Limited (“Aspen” or “Company”) (NYSE:AHL) today issued the following statement in response to the announcement by Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE:ENH) that it is withdrawing its unsolicited offer to acquire Aspen and abandoning its proposals related to calling a special meeting of Aspen shareholders and petitioning the Supreme Court of Bermuda for an involuntary scheme of arrangement:

Chris O’Kane, Aspen’s Chief Executive Officer, said, “We thank our shareholders for their input, our valued customers and brokers for their loyalty and business, and especially thank our employees for their hard work, focus and ongoing dedication to the highest levels of service in our industry. We remain intensely focused on the continued successful execution of our strategic plan, building value for our shareholders and serving our customers.”

Goldman, Sachs & Co. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP are acting as legal advisors to Aspen.

About Aspen Insurance Holdings Limited

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2013, Aspen reported $10.2 billion in total assets, $4.7 billion in gross reserves, $3.3 billion in shareholders’ equity and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains written, and Aspen may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to common law doctrine and, to the extent applicable, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market conditions or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and in Aspen’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 1, 2014 and Aspen’s quarterly report on Form 10-Q to be filed with the U.S. Securities and Exchange Commission for the second quarter of 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amounts.

For further information:

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 (646) 502 1076

Kathleen de Guzman, Vice President, Investor Relations, Aspen

kathleen.deguzman@aspen.co

+1 (646) 289 4912

Innisfree M&A Incorporated

Arthur Crozier/Jennifer Shotwell/Larry Miller

+1 (212) 750 5833

Media

Steve Colton, Head of Communications, Aspen

Steve.Colton@aspen.co

+44 20 7184 8337

North America – Sard Verbinnen & Co

Paul Scarpetta, Jamie Tully or Jared Levy

+1 (212) 687 8080

International – Citigate Dewe Rogerson Patrick Donovan or Caroline Merrell

patrick.donovan@citigatedr.co.uk

caroline.merrell@citigatedr.co.uk

+44 20 7638 9571

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